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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
OPTION CARE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

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485 E. HALF DAY ROAD
SUITE 300
BUFFALO GROVE, ILLINOIS 60089

Dear Stockholder:

        You are cordially invited to the Annual Meeting of Stockholders (the "Meeting") of Option Care, Inc. ("Option Care" or the "Company"). The Meeting will be held at the Company's Corporate Offices at 485 E. Half Day Road, Suite 300, Buffalo Grove, Illinois, on Tuesday, May 11, 2004, at 10:00 a.m., local time.

        At the Meeting, you will be asked (a) to consider and vote to elect one director to hold office for a three-year term, (b) to ratify the appointment of Ernst & Young, LLP to act as independent auditors of the Company for the fiscal year 2004, (c) to consider and vote to approve an amendment to the Company's Amended and Restated Stock Incentive Plan to increase the annual grant of nonqualified stock options to eligible non-employee directors from 9,375 options to 10,000 options, and (d) to transact any other business as may properly come before the Meeting and any adjournment of the Meeting.

        Option Care's Board of Directors (the "Board") unanimously recommends that you vote FOR the nominee for election as director, FOR appointment of Ernst & Young, LLP to act as independent auditors of the Company for the fiscal year 2004, and FOR approval of the amendment to the Company's Amended and Restated Stock Incentive Plan.

        In the materials accompanying this letter, you will find a Notice of the Meeting, a Proxy Statement relating to the proposals you will be asked to consider and vote upon at the Meeting, and a Proxy Card. The Proxy Statement includes general information regarding Option Care as well as additional information relating to the specific proposals you will be asked to consider and vote upon at the Meeting. Also enclosed with the proxy materials is Option Care's Annual Report to Stockholders for the year ended December 31, 2003.

        All stockholders are invited to attend the Meeting in person. However, whether or not you plan to attend the Meeting, please complete, sign and date the Proxy Card enclosed herewith and promptly return it to Option Care in the enclosed envelope we have provided for that purpose. If you attend the Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Meeting.

                      Sincerely,

                      /s/ RAJAT RAI

                      Rajat Rai
                       Chief Executive Officer

April 12, 2004

485 E. HALF DAY ROAD
SUITE 300
BUFFALO GROVE, ILLINOIS 60089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 11, 2004

To the Holders of the Common Stock of
Option Care, Inc.

        The Annual Meeting of Stockholders (the "Meeting") of Option Care, Inc., a Delaware corporation (the "Company"), will be held at the Company's Corporate Offices at 485 E. Half Day Road, Suite 300, Buffalo Grove, Illinois on May 11, 2004 beginning at 10:00 a.m., local time. The Company's Board of Directors has fixed the close of business on March 29, 2004 as the Record Date for the determination of stockholders entitled to receive notice of and to vote at the Meeting and any adjournments of the Meeting. At the Meeting, you will be asked to consider and vote upon the following:

  1.
  A resolution to elect one (1) director to hold office for a term of three years or until his successor shall have been duly elected and qualified;

  2.
  A resolution to ratify the appointment of Ernst & Young, LLP to act as independent auditors of the Company for fiscal year 2004;

  3.
  A resolution to approve an amendment to the Company's Amended and Restated Stock Incentive Plan to increase the number of nonqualified stock options to be granted annually to non-employee directors from 9,375 options to 10,000 options; and

  4.
  To consider and act upon such other business as may properly come before the Meeting and any adjournments of the Meeting.

        Each of the matters identified in paragraphs 1 through 4 above are discussed in detail in the Proxy Statement attached to this Notice. We encourage you to read the Proxy Statement carefully.

        It is extremely important that your shares are voted at the Meeting. To ensure that your shares are voted at the Meeting please complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed return envelope we have provided for that purpose. No postage is required to return the proxy card in the enclosed envelope if mailed in the United States. You may revoke a previously given proxy in the event you change your mind after you return the proxy card to the Company. The delivery of a later dated proxy card to the Company will revoke any previously given proxy. In addition, you may revoke a previously given proxy by attending the Meeting and voting your shares in person.

                      By Order of the Board of Directors.

                      /s/  JOSEPH P. BONACCORSI

                      Senior Vice President, General Counsel and Secretary

April 12, 2004
Buffalo Grove, Illinois

485 E. HALF DAY ROAD
SUITE 300
BUFFALO GROVE, ILLINOIS 60089

PROXY STATEMENT
ANNUAL STOCKHOLDERS' MEETING
TO BE HELD MAY 11, 2004

GENERAL

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Option Care, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, May 11, 2004, at 10:00 a.m., local time, at the Company's Corporate Offices at 485 E. Half Day Road, Suite 300, Buffalo Grove, Illinois, and any adjournment thereof.

        The Notice of Annual Meeting to which this Proxy Statement is attached lists the matters which the Company intends to propose for consideration at the Meeting and these matters are discussed in detail later in this Proxy Statement. Other than the matters listed in the Notice of Annual Meeting and discussed herein, the Board does not currently intend, nor does it know of anyone else who intends, to present any other matter for consideration at the Meeting.

        All proxies evidenced by a properly completed and returned Proxy Card will be voted in accordance with the instructions set forth in the Proxy Card. If no choice is specified, proxies will be voted "FOR" the election of the nominee for director proposed by the Board of Directors as set forth in Proposal 1, "FOR" ratification of the appointment of Ernst & Young, LLP to act as independent auditors of the Company for fiscal year 2004, and "FOR" the amendment to the Company's Amended and Restated Stock Incentive Plan to increase the number of nonqualified stock options to be granted annually to non-employee directors from 9,375 options to 10,000 options. If any other matters properly come before the Meeting, the persons named as proxies in the Proxy Card will be authorized to vote or otherwise act on these matters using their judgment and discretion; provided, however, that proxies directing a vote against a proposal may not be voted for a proposal to adjourn the Meeting to permit further solicitation in favor of the original proposal. A stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company another proxy bearing a later date, by submitting written notice of such revocation to the Secretary of the Company, or by personally appearing at the Meeting and casting a contrary vote. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

        The representation in person or by proxy of at least a majority of the shares entitled to vote at the Meeting is necessary to constitute a quorum. Assuming the requisite numbers of shares are represented at the Meeting, each proposal will be voted on separately and the vote required to approve each proposal is described below. A plurality of the votes cast is required for the election of directors, which means that the nominee with the highest vote totals will be elected as director. As a result, abstentions and broker "non-votes" do not have an effect on the results of the vote for the election of directors. The affirmative vote of a majority of the shares represented at the Meeting in person or by proxy is required to approve all other matters to be voted on. Abstentions are treated as votes against these matters. Broker "non-votes" will not have an effect on the result of the vote for these matters.

        Each share of Common Stock is entitled to one vote for each of the proposals identified in this Proxy Statement. The close of business on March 29, 2004 has been fixed as the Record Date for the determination of the holders of our Common Stock entitled to notice of and to vote at the Annual Meeting. On March 29, 2004, there were 21,113,206 shares of Common Stock outstanding and entitled to vote. This Proxy Statement, together with the enclosed Notice of Meeting and Proxy Card, were mailed beginning on or about April 12, 2004 to all record owners of Option Care Common Stock as of the Record Date.

PROPOSAL 1. ELECTION OF DIRECTORS
(Proposal 1 on the Proxy Card)

        In accordance with the Company's By-laws, the size of the Board of Directors has been fixed at seven members. The Board of Directors is divided into three classes, with two classes having two directors each and one class having three directors. Every year one class is elected to a three-year term. The class currently up for election contains two directors.

        The Nominating and Corporate Governance Committee recommended to the Board of Directors, and the Board of Directors approved, Jerome F. Sheldon as the Company's nominee for election to a three-year term as director of the Company. Mr. Sheldon currently serves as a director of the Company and has served in this role since 1991. Mr. James M. Hussey, a member of this class and a director since 1999, will not stand for reelection for an additional term as a Director of the Company. The Company is actively seeking a candidate to replace Mr. Hussey in this role. A description of the qualifications and experience of Mr. Sheldon appears below. Because Mr. Sheldon currently serves as a director of the Company, the Board of Directors is fully aware of the ways in which his experience and expertise compliments the Company's needs. Mr. Sheldon's existing relationship with the Company also provides the Board of Directors with actual knowledge of his commitment of time and attention to the Company and allowed this assessment to include consideration of the actual level of past participation in Board functions.

        Mr. Sheldon has advised the Board of Directors that he is willing to serve if elected as a director of the Company. However, if prior to the Meeting, the Board of Directors makes a good faith determination that Mr. Sheldon is unable or unwilling to serve as a director, any proxy marked "FOR" this proposal will be voted for a substitute nominee selected by the Board of Directors.

Recommendation of the Board of Directors

        The Board of Directors recommends that stockholders vote "FOR" the Company's nominee for election as a director of the Company.

INFORMATION CONCERNING OFFICERS AND DIRECTORS

Officers and Directors

        The following table identifies the nominee for election as a director of the Company, each continuing director and each executive officer of the Company. The information in the table is as of March 29, 2004.

Name	Age	Positions or Offices with the Company	Has Served Continuously Since
Nominees with Terms Ending in 2007
Jerome F. Sheldon	68	Director	1991
— open —
Directors with Terms Ending in 2006
Kenneth S. Abramowitz	53	Director	2002
John N. Kapoor Ph.D	60	Chairman of the Board of Directors	1990
Rajat Rai	37	Director and Chief Executive Officer	2001
Directors with Terms Ending in 2005
Leo Henikoff M.D.	64	Director	2001
— open —
Executive Officers
Joseph Bonaccorsi	39	Senior Vice President, Secretary and General Counsel	2002
Bruce Kutinsky	38	Executive Vice President, Specialty Pharmacy	2000
Paul Mastrapa	39	Senior Vice President and Chief Financial Officer	2002
Richard M. Smith	44	President and Chief Operating Officer	2003

        Following is a more detailed description of the business experience of each of the nominees, continuing directors and executive officers of the Company identified in the table.

Nominees

        Jerome F. Sheldon has been a member of the Company's Board of Directors since November 1991. Mr. Sheldon was founder, Chairman and Chief Executive Officer of Lamar Snowboards, a manufacturer and distributor of snowboard products, from August 1991 until July 1998, at which time he sold the business and retired. Mr. Sheldon was President and Chief Executive Officer of Medicine Shoppe International, Inc., a franchisor of retail pharmacies, from March 1980 to June 1990, a Director of such company from March 1980 to February 1991 and a consultant of such company from July 1990 to June 1991. During most of this period, Mr. Sheldon was also a Director of the International Franchise Association and a trustee of the St. Louis College of Pharmacy. In addition to being a member of the Company's Board of Directors, Mr. Sheldon has served as Chairman of the Board of First Dental Health since 1998. Mr. Sheldon received a B.A. from Brooklyn College and an M.B.A. and J.D. from Columbia University.

Continuing Directors

        Kenneth S. Abramowitz was appointed to the Board of Directors in September 2002. Mr. Abramowitz founded New Global Network (NGN) Capital in October 2003 in order to raise a $250 million worldwide healthcare venture capital fund. Prior to founding NGN Capital, Mr. Abramowitz served as a Managing Director for the Healthcare Team, and later as Senior Advisor, at The Carlyle Group. Prior to that, Mr. Abramowitz held the position of analyst at Sanford C. Bernstein & Company where he covered the medical supply, hospital management and Health Maintenance Organization (HMO) industries for 23 years, after which he was an EGS Securities fund manager for 5 months. Mr. Abramowitz was voted top hospital supply and/or service analyst on the Institutional Investor Magazine's "All-America Research Team" during 14 of the 19 years from 1980 through 1999, and made the team for both health care services and medical supplies for 9 of the 12 years from 1987 through 1999. During the past ten years, Mr. Abramowitz has published several notable studies in the healthcare field. Mr. Abramowitz received an M.B.A. from Harvard Business School in 1976 and a B.A. from Columbia University in 1972.

        Leo Henikoff, M.D., was appointed to the Company's Board of Directors in November 2001. From July 1984 to February 2002, Dr. Henikoff served as President and Chief Executive Officer of Rush-Presbyterian-St. Luke's Medical Center in Chicago, Illinois, where he was a Professor of Medicine and Pediatrics; President and Chairman of the Rush System of Health, a six-hospital system in the Chicago area; and President of Rush University. From 1994 through present, Dr. Henikoff has served as a director of Bankmont Financial Corporation, and has also served as a director on the boards of Harris Trust and Savings Bank and Harris Bankcorp, Inc. from 1986 to present. In addition, Dr. Henikoff has served and continues to serve on the boards of numerous charitable and voluntary organizations. Dr. Henikoff received his M.D. from the University of Illinois at Chicago College of Medicine in 1963. He received his B.A. from the University of Illinois at Chicago in 1959.

        John N. Kapoor, Ph.D. has served as Chairman of the Board of Directors since October 1990. Dr. Kapoor served as the Company's Chief Executive Officer from August 1993 to April 1996. Dr. Kapoor also served as the Company's President from August 1993 through October 1993 and from January 1995 through February 1996 and as Chief Executive Officer and President from March 1991 to May 1991. In addition, Dr. Kapoor is President of EJ Financial Enterprises, Inc., a health care consulting and investment company formed by Dr. Kapoor in 1990. From June 1982 to April 1990, Dr. Kapoor held several positions with Lyphomed, Inc., a pharmaceutical company, including Chairman, Chief Executive Officer and President. Dr. Kapoor is a director of First Horizon Pharmaceutical Corporation, and is Chairman of the Board of Directors of each of Introgen Therapeutics Inc., Akorn, Inc. and NeoPharm, Inc. Dr. Kapoor received a Ph.D. in medicinal chemistry from the State University of New York and a B.S. in pharmacy from Bombay University.

        Rajat Rai has been a member of the Company's Board of Directors since May 2001. Mr. Rai has served as the Company's Chief Executive Officer since April 2001, and had served as President from June 2000 through May 2003. Prior to that, Mr. Rai held various positions with the Company since August 1992, including Chief Operating Officer from August 1999 to April 2001. Mr. Rai received an M.B.A. in Finance from Wayne State University, and also holds a B.S. in Mechanical Engineering from Regional Engineering College in Warangal, India.

Information Concerning The Board Of Directors

        During the year ended December 31, 2003, the Company's Board of Directors met four times, including both regularly scheduled and special meetings. During 2003, none of the continuing Directors or nominees for Director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of which he was a member, held while serving as a director. The Company does not have a formal policy with respect to director attendance at annual meetings. All continuing Directors and nominees for Director attended the Company's 2003 Annual Meeting of Stockholders on May 9, 2003.

        James G. Andress retired as a director of the Company, such resignation becoming effective at the conclusion of the 2003 Annual Meeting of Stockholders on May 9, 2003. At the effective time of his resignation, there were two full years remaining on Mr. Andress' term as a director. The Company has not identified a replacement candidate for Mr. Andress' seat on the Board of Directors.

        James M. Hussey will not stand for reelection for an additional term as a director of the Company beyond the expiration of his current term, which expires at the conclusion of the 2004 Annual Meeting of Stockholders on May 11, 2004.

        The Company is actively seeking qualified candidates to fill the vacancies created by the departure of Messrs. Andress and Hussey; however, the Nominating and Corporate Governance Committee has not identified a suitable candidate or candidates in time to be voted upon at the Company's 2004 Annual Meeting.

Independent Directors

        Each of our continuing directors and nominee other than Dr. John N. Kapoor, Ph.D. and Mr. Rajat Rai qualify as "independent" in accordance with the listing standards of the Nasdaq Stock Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, the Board has made the subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Company and the Company's management.

Compensation of Directors

        Directors receive $6,000 in compensation for attendance at each regular meeting of the Board of Directors. Directors are also reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings. Upon election or appointment to the Board of Directors, each non-employee director receives an option to purchase 30,000 shares of the Company's common stock at an exercise price equal to the market price on the date of grant. These options are exercisable immediately upon issuance. After the director's first year of service to the board, at the beginning of each additional year of service, each non-employee director is granted an option to purchase 9,375 shares of the Company's common stock at an exercise price equal to the market price on the date of grant. Each such annual grant vests in full on the one-year anniversary of the date of grant. Stockholders are being asked to consider and vote upon a proposal to amend the Company's Amended and Restated Stock Incentive Plan to increase the annual grant of options to non-employee directors from 9,375 per year to 10,000 per year, beginning with the annual grant in 2004.

Standing Committees

        To better and more efficiently discharge its fiduciary duties to stockholders, the Board has delegated special responsibility and authority with respect to various matters to committees, each of which is intended to have a minimum of three members drawn from the full Board of Directors. The standing committees of the Board include Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board has adopted a charter for the Audit Committee. The Board will adopt separate charters for the Compensation and Nominating and Corporate Governance Committees, and will adopt amendments to the Audit Committee Charter as required by Nasdaq rules on or before the date of the 2004 Annual Meeting of Stockholders. These charters will be available at the Company's website, www.optioncare.com.

        Audit Committee.    In keeping with the new relationships intended to be established between publically-traded companies and their auditors, the Audit Committee has complete authority over the selection, direction and compensation of the Company's independent auditors. This authority extends to establishing the scope of the audit, determining compensation, approving all non-audit services and monitoring auditor independence. The Audit Committee has assumed formal responsibility for final approval of the Company's critical accounting policies and for monitoring the continued propriety of the methods employed by the Company in connection with significant estimates and accruals. The Audit Committee also participates in, oversees and has other involvement with numerous processes designed to enhance the quality of the Company's financial information. The Audit Committee reviews all financial disclosure documents and discusses these documents with both management and the Company's independent auditors prior to public release. Finally, the Audit Committee monitors the Company's adherence to the Company's corporate compliance program and general corporate policies. The members of the Audit Committee are Messrs. Abramowitz and Sheldon, and Dr. Henikoff. Each of Messrs. Abramowitz and Sheldon, and Dr. Henikoff are independent as that term is defined by the listing standards of the Nasdaq Stock Market. The Board has determined that Mr. Abramowitz satisfies the requirements for an "audit committee financial expert" under the rules and regulations of the Securities and Exchange Commission. The Audit Committee met five times during the year ended December 31, 2003.

        Compensation Committee.    Although primary authority to establish and review performance standards and set compensation levels below the senior office level has been delegated to the Company's President, his decisions remain subject to over sight and review by the Compensation Committee. The function of the Compensation Committee is to determine the annual salary, bonus and other benefits of selected senior officers of the Company and establish and review, as appropriate, performance standards under compensation programs for senior officers. The Compensation Committee also serves as the Stock Incentive Committee under the Company's Amended and Restated Stock Incentive Plan. The Stock Incentive Committee met three times during the year ended December 31, 2003, and signed one resolution granting options in lieu of a committee meeting. The members of the Compensation Committee are Messrs. Hussey and Sheldon, and Dr. Henikoff. The Compensation Committee met once during the year ended December 31, 2003.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee was formed on May 9, 2003. The members of the Nominating and Corporate Governance Committee are Messrs. Abramowitz and Sheldon, and Dr. Henikoff. The purpose of the committee is to assist the Board of Directors in identifying qualified individuals to become board members, nominating directors to serve on and to chair the Board committees, periodically reviewing director compensation and benefits, and recommending to the Board any improvements to the Company's corporate governance guidelines. Each member of the Nominating and Corporate Governance Committee is an independent director as defined by the listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee is in the process of preparing a written charter and expects to adopt such charter on or before the date of the Company's 2004 Annual Meeting of Stockholders. The charter will be made available on the Company's web site, www.optioncare.com. The Nominating and Corporate Governance Committee met once during the year ended December 31, 2003.

Director Nominee Criteria and Process

        The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee believes that the criteria for director nominees should ensure effective corporate governance, support the Company's strategies and businesses, account for individual director attributes and the effect of the overall mix of those attributes on the Board's effectiveness, and support the successful recruitment of qualified candidates to the Board.

        Qualified candidates for director are those who, in the judgment of the Nominating and Corporate Governance Committee, possess all of the personal attributes and a sufficient mix of experience as described below to assure effective service on the Board. Personal attributes of a Board candidate considered by the Nominating and Corporate Governance Committee include: leadership, personal ethics, independence, interpersonal skills and effectiveness. The experience of a Board candidate considered by the Nominating and Corporate Governance Committee include: financial acumen, general business experience, industry knowledge, diversity of view points, special business experience and expertise.

        The Nominating and Corporate Governance Committee may receive recommendations for Board candidates from various sources, including recommendations from directors, executive officers and stockholders. A stockholder wishing to nominate a candidate for election to the Board at the annual meeting is required to give written notice to the Secretary of the Company of his or her intention to make a nomination. To be considered timely, such notice shall be delivered to or mailed to and received by the Secretary not later than the close of business on the 60th day prior nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. A stockholder's notice to the Secretary shall contain, for each person nominated for election or reelection as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Such information shall include, but not be limited to, the nominees name, age and qualifications for serving as director, including relevant experience and education background, and the nominees written consent to being named in the proxy statements as a nominee and to serving as a director if elected. In addition, the stockholder giving notice must provide his or her name and address, and the name and address of such beneficial owner, if any, on whose behalf the proposal is made, as well as the number of shares of the Company's common stock that are owned beneficially and of record by such stockholder and such beneficial owner.

Stockholder Communications to Directors

        Any stockholder interested in communicating with the Board of Directors as a group, or an individual member of the Board of Directors, may do so by writing c/o Senior Vice President, Secretary and General Counsel, Option Care, Inc., 485 Half Day Road, Suite 300, Buffalo Grove, Illinois 60089. All communications to the Board of Directors or a specified individual director will be provided to the Board of Directors, or the specified individual director, at the next Board meeting following receipt of the communication. However, if the Secretary determines the nature of the communication requires the immediate attention of the Board of Directors or the specified individual director, the communication will be provided as soon as reasonably possible. Such correspondence will not be screened and will be forwarded in its entirety.

Executive Officers

        Joseph Bonaccorsi joined Option Care in January 2002 as Senior Vice President, Secretary and General Counsel. Prior to joining Option Care, Mr. Bonaccorsi was a partner at the Chicago law firm of Sanchez & Daniels, where he practiced since 1993. Previously, he was an associate with the law firm of Best & Beranek for four years. Mr. Bonaccorsi earned his Juris Doctor degree from Loyola

University of Chicago School of Law in May 1989, and his Bachelor of Science degree from Northwestern University in June 1986.

        Bruce Kutinsky has been part of Option Care since 1990. Prior to joining the Company's corporate management team, Mr. Kutinsky was the owner and President of Option Care's franchised pharmacy office in Ann Arbor, Michigan. When Option Care purchased the office in 1997, Mr. Kutinsky joined the Company as an Area Vice President. In 1998 he was promoted to Vice President of Operations for Option Care Enterprises, Inc. (OCE) and in 2000 was promoted to Senior Vice President of OCE. In June 2001, Mr. Kutinsky was promoted to Chief Operating Officer of the Company. As of October 2002, he took on the role of Executive Vice President, Specialty Pharmacy, with responsibility for growing the Company's specialty pharmacy business. Mr. Kutinsky has a doctor of pharmacy degree from the University of Michigan and is a registered pharmacist in the state of Michigan.

        Paul Mastrapa rejoined Option Care, Inc. as a Senior Vice President and Chief Financial Officer in February 2002. Previously, Mr. Mastrapa held key senior level positions responsible for the financial management, business development, and operations of several healthcare service companies. Over the last four years, Mr. Mastrapa founded and served as CEO for AdvoLife, a venture capital backed provider of private pay chronic care management services to seniors, leading the company to profitability. In his career, Mr. Mastrapa has successfully led the acquisition and integration efforts for multiple healthcare service companies, held senior operating positions as well as senior-level finance and accounting roles. In 1991, Mr. Mastrapa joined Option Care where he supported the IPO process, acquisitions, and financial management needs of the company during the early 1990's. He began his career at Ernst &Young LLP in Chicago, has an M.B.A. from the Kellogg School of Management at Northwestern University and is a CPA. Mr. Mastrapa received a Bachelor of Science in Management from Tulane University in 1986.

        Richard M. Smith joined Option Care in May 2003 as President and Chief Operating Officer. From May 2002 to May 2003, Mr. Smith was President & Co-CEO of Healthtiger, a private data management firm specializing in healthcare. He served as President, CEO & CFO at ESP Employment Screening Partners from March 2000 to May 2002. Mr. Smith was employed by Coram Healthcare from October 1994 through November 1999, initially as Vice President, Treasury & Tax, then as CFO & Secretary, then promoted to President, CEO & Director. From November 1993 through October 1994, Mr. Smith served as Vice President, Tax and Treasury and Assistant Secretary of Coresource, Inc. From July 1985 to November 1993 he served as Director of Taxes and then Assistant Treasurer at Lane Industries. Mr. Smith started his career at the accounting firm of KPMG Peat Marwick in Chicago, IL. He earned his Bachelor of Science degree in Accounting from DePaul University in 1981; he passed the CPA exam in 1993 and received his Master of Science in Taxation degree from DePaul University in 1990.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth information regarding the amount of Common Stock beneficially owned, as of March 29, 2004, by (i) each director of the Company, (ii) each nominee for election as a director of the Company, (iii) each named executive officer, (iv) all directors and executive officers of the Company as a group and (v) any person who is known by us to beneficially own 5% or more of our Common Stock.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percent of Outstanding Common Stock Beneficially Owned(3)
John N. Kapoor, Ph.D.(4)	7,239,368	32.9%
FMR Corporation(5)	1,881,188	8.5%
Dalton, Greiner, Hartman, Maher & Company(6)	1,593,649	7.2%
Wellington Management Company, LLP.(7)	1,441,500	6.5%
Rajat Rai	518,611	2.4%
Kenneth S. Abramowitz	30,000	*
Joseph P. Bonaccorsi	43,793	*
Leo Henikoff, M.D.	39,375	*
James M. Hussey	25,500	*
Bruce Kutinsky	169,029	*
Paul Mastrapa	87,500	*
Jerome F. Sheldon	120,625	*
Richard M. Smith	75,000	*
All directors and executive officers as a group (10 persons)	8,348,801	37.9%

*
Less than 1%

(1)
Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his or her name. The address for each person is 485 E. Half Day Road, Suite 300, Buffalo Grove, Illinois, 60089.

(2)
Includes the following shares that such persons may acquire upon the exercise of options exercisable within 60 days of March 29, 2004: Mr. Abramowitz—30,000 shares; Mr. Bonaccorsi—40,625 shares; Dr. Henikoff—39,375 shares; Mr. Hussey—17,500 shares; Mr. Kutinsky—140,000 shares; Mr. Mastrapa—87,500 shares; Mr. Rai—446,375 shares; Mr. Sheldon—28,125 shares; Mr. Smith—75,000 shares, and all directors and executive officers as a group—904,500 shares.

(3)
The percentage calculations for beneficial ownership are based upon 21,113,206 shares of Common Stock issued and outstanding as of March 29, 2004 plus, for each person or group, the number of shares subject to options exercisable currently or within 60 days after March 29, 2004 by such person or group.

(4)
Includes 6,306,061 shares owned by E.J. Financial/OCI Management, L.P., of which Dr. Kapoor is the managing general partner, 634,921 shares owned by the Kapoor Family Partnership, L.P., of which Dr. Kapoor is the sole general partner, and 298,386 shares owned by the John N. Kapoor Trust dated September 20, 1989, of which Dr. Kapoor is the sole trustee and sole current beneficiary.

(5)
The address of FMR Corporation is 82 Devonshire Street, Boston, Massachusetts, 02109. This information is derived from a Form 13-G filing with the Securities and Exchange Commission made by such holder as to its beneficial ownership of the Company's stock as of December 31, 2003.

(6)
The address of Dalton, Greiner, Hartman, Maher & Company is 565 Fifth Avenue, Suite 2101, New York, New York 10017. This information is derived from a Form 13-G filing with the Securities and Exchange Commission made by such holder as to its beneficial ownership of the Company's stock as of December 31, 2003.

(7)
The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts, 02109. This information is derived from a Form 13-G filing made with the Securities and Exchange Commission by such holder as to its beneficial ownership of the Company's stock as of December 31, 2003.

Stock Performance Graph

        The graph below compares the cumulative stockholder return on the Common Stock of the Company with the cumulative total return on the S&P 500 Index and the Dow Jones U.S. Healthcare Index for the five-year period ended December 31, 2003, assuming the investment of $100 in each on December 31, 1998. For purposes of preparing the graph, the Company assumed that all dividends, if any, related to the market indices presented were reinvested at the time they were paid. Option Care paid no dividends during the time period covered by the graph. Past financial performance should not be considered to be a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods.

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
Option Care common stock	100	181	370	1,159	590	791
Dow Jones U.S. Healthcare Index	100	82	113	97	76	90
S&P 500 Index	100	120	107	93	72	90

Executive Compensation

        For the years ended December 31, 2003, 2002 and 2001, the following table presents summary information concerning compensation awarded or paid to, or earned by, (i) the Company's Chief Executive Officer, (ii) each of the other four most highly compensated executive officers for the year ended December 31, 2003, and (iii) one former executive officer of the Company.

Summary Compensation Table

LONG-TERM COMPENSATION
ANNUAL COMPENSATION
Securities Underlying Options/ SARs(#)
Name and Principal Positions	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)		LTIP Payouts	All Other Compensation ($)(2)
Rajat Rai Chief Executive Officer	2003 2002 2001	324,327 286,763 225,653	— — 100,625	9,000 9,000 9,000	— — —	— 67,500 312,500	— — —	6,000 6,000 5,100
Joseph P. Bonaccorsi Senior Vice President, General Counsel and Secretary	2003 2002 2001	199,640 166,474 —	— 10,000 —	6,000 5,688 —	— — —	37,500 62,500 —	— — —	6,000 5,075 —
Bruce Kutinsky Executive Vice President, Specialty Pharmacy	2003 2002 2001	245,346 202,462 165,585	— — 54,812	6,000 6,000 6,000	— — —	— 22,500 137,500	— — —	6,000 6,000 5,100
Paul Mastrapa Senior Vice President and Chief Financial Officer	2003 2002 2001	221,410 160,417 —	— 25,000 —	6,000 5,500 —	— — —	100,000 125,000 —	— — —	6,000 679 —
Dushyant Patel(3) Executive Vice President, Home Infusion Services	2003 2002 2001	113,718 160,774 140,000	— 25,000 37,500	3,250 6,000 6,000	— — —	— 90,000 37,500	— — —	103,000 — —
Richard M. Smith President and Chief Operating Officer	2003 2002 2001	193,269 — —	18,462 — —	3,864 — —	— — —	300,000 — —	— — —	— — —

(1)
Amounts represent automobile allowance for each named executive officer.

(2)
For all executives except Mr. Patel, the amounts represent matching contributions under the Company's 401(k) plan. For Mr. Patel, the amount represents a severance payment of $103,000.

(3)
Mr. Patel terminated employment with the company in July 2003.

2003 Option Grants

        The following table sets forth information concerning stock option grants made to the named executive officers in the year ended December 31, 2003.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price per share	Expiration Date
					5%	10%
Rajat Rai	—	—%	$—	—	$—	$—
Joseph P. Bonaccorsi	37,500	4.1%	$7.85	2/28/2013	$185,898	$469,158
Paul Mastrapa	100,000	11.0%	$7.85	2/28/2013	$493,682	$1,251,088
Bruce Kutinsky	—	—%	$—	—	$—	$—
Dushyant Patel	—	—%	$—	—	$—	$—
Richard M. Smith	300,000	32.8%	$9.04	5/09/2013	$1,705,562	$4,322,230

(1)
Unless other terms are specifically identified at the time an option is granted, options granted to all recipients other than non-employee directors vest annually, one quarter per year, on each of the first four anniversaries of issuance and have a life of ten (10) years from the date of grant. The exercise of vested options is further limited as follows: options are exercisable for three months after termination of employment, except that in the case of retirement (at or after age 65), death or total disability, options are exercisable for twelve months after termination of employment.

(2)
The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Company's Common Stock and overall market conduct. There can be no assurance that the amounts reflected above will be achieved.

Aggregated Stock Option Exercises and Year-End Option Value

        The following table sets forth information concerning the number of exercisable and unexercisable stock options at December 31, 2003 as well as the value of stock options having an exercise price lower than the last reported trading price ("in-the-money" options) on December 31, 2003 held by the named executive officers.

			Shares Underlying Unexercised Options Held at December 31, 2003		Value of Unexercised, In-the-Money Options Held at December 31, 2003(1)
Name	Shares Acquired On Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Rajat Rai	188	$1,540	391,687	238,126	$2,053,249	$403,428
Joseph P. Bonaccorsi	—	—	15,625	84,375	$—	$106,125
Paul Mastrapa	—	—	31,250	193,750	$—	$283,000
Bruce Kutinsky	—	—	111,875	98,125	$271,844	$138,281
Dushyant Patel	25,000	$169,438	—	—	$—	$—
Richard M. Smith	—	—	—	300,000	$—	$492,000

(1)
Based on a price per share of $10.68, the last reported sale price of the Common Stock on December 31, 2003.

Employment Contracts and Severance Agreements

        Mr. Bonaccorsi has an agreement with the Company that entitles Mr. Bonaccorsi to receive nine months' severance in the event of any termination by the Company without cause.

        Mr. Mastrapa has an agreement with the Company that entitles Mr. Mastrapa to receive twelve months' severance in the event of any termination by the Company without cause.

        Mr. Kutinsky has an agreement with the Company that entitles Mr. Kutinsky to receive six months' severance in the event of any termination by the Company without cause.

        Mr. Patel had an agreement with the Company that entitled Mr. Patel to receive six months' severance upon termination by the Company without cause. Mr. Patel's employment with the Company was terminated on July 15, 2003 and Mr. Patel received severance in accordance with this agreement.

        Mr. Smith signed a one-year employment agreement upon joining the Company on May 9, 2003. Per the terms of this agreement, Mr. Smith is to receive an annual salary of $300,000 plus bonus opportunities for serving as the Company's President and Chief Operating Officer. The agreement also specified the immediate grant of 300,000 stock options to Mr. Smith. On each anniversary of the date of the agreement, Mr. Smith's employment agreement automatically renews for an additional one-year term, unless the Company or Mr. Smith submits written notice at least 45 days before such date of their desire to terminate the contract. Mr. Smith's employment agreement contains a provision that entitles him to receive twelve months' severance if terminated by the Company without cause or upon his election to leave the Company voluntarily upon a change in control of the Company.

        All of the severance agreements provide for the payment of 100% of then-current base salary plus continuation of health insurance and other benefits.

Compensation Committee Interlock and Insider Participation

        The members of the Compensation Committee of the Board of Directors throughout 2003 were Messrs. Hussey and Sheldon, and Dr. Henikoff. None of these individuals was an officer or employee of the Company or any of its subsidiaries during 2003 or any prior year. Mr. Hussey serves as President, Chief Executive Officer and a Director for NeoPharm, Inc., a company for which the Company's Chairman, Dr. Kapoor, serves as Chairman of the Board of Directors. Mr. Hussey has resigned from the Board effective at the end of his current term, which expires on the date of the Company's 2004 Annual Meeting of Stockholders.

Compensation Committee Report on Executive Compensation

        During 2003, the Compensation Committee of the Board of Directors was comprised of Messrs. Hussey and Sheldon, and Dr. Henikoff. All Compensation Committee members are non-employee directors of the Company. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. In accordance with rules of the Securities and Exchange Commission designed to enhance disclosure of companies' policies toward executive compensation, the following is a report submitted by the above-listed committee members in their capacity as the Board's Compensation Committee addressing the Company's compensation policy as it related to the named executive officers for 2003.

Compensation Philosophy

        The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with cash and stock bonuses based upon corporate performance and individual initiatives and stock options granted under the Company's stock-based incentive plans. Measurement of corporate performance is primarily based on the Company's goals and industry performance levels. Accordingly, in years in which performance goals and industry performance levels are achieved or exceeded, executive compensation would be higher than in years in which performance is below expectations. Annual compensation is designed to attract and retain qualified executives. All executive officers and management in general are also eligible for and participate in an incentive compensation plan that consists of cash bonuses and stock options.

Performance Measures

        In evaluating annual bonuses, the Committee examines earnings per share, sales growth and operating results as well as subjective factors relating to performance of management objectives. No specific weight is assigned to any of these factors. The earnings factors are compared with designated Company performance goals, prior years' performance and performance of other companies in the industry. Accordingly, the Company believes it is important that its performance be compared to that of other infusion pharmacy and specialty pharmaceutical companies in order to demonstrate the impact of management's objectives and performance.

Fiscal 2003 Compensation

        For fiscal 2003, the Company's executive compensation program consisted of base salary, a cash bonus based upon the performance measurements described above and stock options. Options are granted based primarily on each such person's potential contribution to the Company's growth and profitability. The Committee believes that options and other stock-based performance compensation arrangements are an effective incentive for managers to create value for stockholders because the value of an option bears a direct relationship to the Company's stock price.

        Base salary, maximum annual bonus and annual stock option grants for the Chief Executive Officer and all other executive officers were established by a combination of objective and subjective factors. Actual bonus payout is determined by a combination of objective factors relating to the Company's performance relative to targets and comparative companies, and subjective factors relating to the completion of specific management objectives.

        Base salaries are believed to be within the range of those persons holding comparably responsible positions at other companies, both regionally and nationally. In addition, other factors are taken into consideration, such as cost of living increases and competitors' performance, as well as the individual's past performance and potential with the Company. Bonus compensation is also tied to performance goals.

        The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interest. If performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 2003 adequately reflect the Company's compensation goals and policies.

Chief Executive Officer and Other Senior Executives Compensation

        Rajat Rai, the Company's Chief Executive Officer, earned an annual salary of $324,327 for his service to the Company in 2003. Mr. Rai's compensation for this period was based on the Company's evaluation of Mr. Rai's past and anticipated future performance in meeting overall business objectives of the Company, particularly in the areas of internal revenue growth, acquisitions plan execution and growth in stockholder value.

        Richard M. Smith, the Company's President and Chief Operating Officer, received $193,269 in wages for service to the Company in 2003 since joining the Company in May 2003. Mr. Smith also received a grant of 300,000 stock options upon hiring.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

JEROME F. SHELDON        JAMES M. HUSSEY        LEO HENIKOFF

Equity Compensation Plans

        The following table gives information about the Company's common stock that may be issued upon exercise of options, warrants and rights under the Company's equity compensation plans as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average price of outstanding options, warrants And rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:(1)	3,118,508	$9.00	1,470,573	(2)
Equity compensation plans not approved by security holders	—	N/A	—

Total	3,118,508	$9.00	1,470,573

(1)
Includes the Amended and Restated Stock Incentive Plan (1997) and the 2001 Employee Stock Purchase Plan.

(2)
Includes 255,000 shares of stock that may be acquired by eligible employees under the Company's 2001 Employee Stock Purchase Plan.

        The Amended and Restated Stock Incentive Plan (1997) (the "Plan") allows the Compensation Committee of the Board of Directors the ability to grant incentive awards, stock options, stock appreciation rights or combinations thereof to eligible officers and other employees and vendors of the Company, subject to the terms and conditions set forth in the Plan. A total of 5,625,000 shares of the Company's common stock have been allocated for issuance under the Plan, of which 1,215,573 remain available for granting as of December 31, 2003.

        The Company's 2001 Employee Stock Purchase Plan (the "ESPP") allows eligible employees the opportunity to acquire shares of common stock of the Company at a 15% deduction from the lower of the market price at the beginning or end of the applicable offering period. There are two offering periods each year, as of January 1 and July 1, with each offering period ending on December 31. An employee may participate in either offering period, but not both. Shares are purchased by February 1 of the following year. Contributions to the stock purchase plan are made through payroll deductions. A total of 1,250,000 shares of stock have been allocated for issuance under the ESPP (and predecessor plans), of which 255,000 were available for future issuance as of December 31, 2003.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has assumed its expanded responsibilities following the passage of the Sarbanes-Oxley Act of 2002. The Audit Committee believes that the procedures it currently has in place are sufficient to establish meaningful, independent oversight of the Company's financial reporting, the core goal of Sarbanes-Oxley and other reform oriented corporate governance initiatives.

Nevertheless, the Audit Committee will continue to seek ways in which it can further enhance the quality, timeliness and transparency of the Company's financial disclosures.

        The most basic responsibilities relating to the Company's financial statements have not changed. The Audit Committee is not responsible for either preparing or expressing an opinion on the Company's financial statements. Management is responsible for the preparation of the Company's financial statements as well as the design, implementation and functioning of the Company's financial reporting processes, including its system of internal controls. The Company's auditors are responsible for performing an audit of the books and records of the Company and expressing an opinion as to whether the Company's annual financial statements have been prepared in conformity with accounting principles generally accepted in the United States and are free of material misstatement.

        While the basic responsibilities have not changed, changes in the relationships among the parties creates a significant increase in the Audit Committee's ability to oversee and evaluate the performance of both the Company's management and its independent auditors. The most significant change in this regard is the clear articulation of the Audit Committee's right, to control the Company's relationship with its independent auditors. The involvement of the Audit Committee in the process is expected to enhance the process because the members of the Audit Committee are independent (as determined in accordance with applicable standards) of both the Company and Ernst & Young, LLP, the two active participants in the process. The Company's reporting structure has been altered such that the Manager of Internal Audit Services reports directly to the Chairman of the Audit Committee.

        To fulfill its obligations to monitor and oversee the performance of management and the independent auditors, the Audit Committee meets with management and the independent auditors, both jointly and individually. In meetings with management, the Audit Committee has inquired into the quality, not just the acceptability, of the decisions made by management in preparing the financial statements. An emphasis has been placed on assessing the reasonableness of any material judgments made by management in the preparation of the financial statements, which includes significant estimates and accruals. The Audit Committee has also pressed management on various contingencies, such as regulatory changes, which could have a significant impact on the Company.

        The Audit Committee has also met with the independent auditors both individually and with management present. At these meetings, the Audit Committee has considered the scope of and procedures for the Company's annual audit. The Audit Committee also discussed with the independent auditors the results of the independent auditors' examination of the Company. During such discussions, the Audit Committee received the independent auditors' evaluation of the Company's system of internal controls and the overall quality of the Company's financial reporting. In particular, the Audit Committee has reassessed the Company's position on applicable critical accounting policies, including obtaining guidance on the probable effects of adopting other potentially acceptable policies. The Audit Committee has also reviewed with the independent auditors the quality of decisions made by management in the preparation of the financial statements and such other matters as either the Audit Committee or independent auditors deemed necessary or appropriate for both parties to discharge their respective duties, which included a discussion of the matters identified in Statement of Accounting Standards 61. The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

        The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for preparation of the Company's financial statements, and the independent auditors have the responsibility for the examination of those statements. Based on this review and discussions with management and the independent auditors and the report of the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also has selected and recommended to the stockholders for ratification the reappointment of Ernst & Young, LLP as the independent auditors to audit the consolidated financial statements for the Company for 2004.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

KENNETH S. ABRAMOWITZ        JEROME F. SHELDON        LEO HENIKOFF

        The reports of the Compensation and Audit Committees and the Stock Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed to be "solicitation materials" or "filed" under such Acts.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal 2 on the Proxy Card)

        The Audit Committee has selected the accounting firm of Ernst & Young, LLP as the Company's independent auditors with respect to the fiscal year ending December 31, 2004. Ernst & Young, LLP has served as the Company's independent auditors since January 1998.

        Prior to selecting Ernst & Young, LLP the Audit Committee had determined that it was satisfied with the competence and dedication of the audit engagement team and their knowledge of the Company and its business. After careful consideration, the Audit Committee determined that it also did not believe the nature or scope of the non-audit services provided by Ernst & Young, LLP impaired that firm's independence vis-à-vis the Company. The Audit Committee also interviewed Ernst & Young, LLP and received that firm's affirmation of independence.

        Representatives of Ernst & Young, LLP will be present at the annual meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Audit and Related Fees

        The following table shows the fees paid by the Company to Ernst & Young, LLP for audit and other services for the fiscal years ended December 31, 2003 and 2002:

	2003	2002
Audit Fees	$267,000	$174,000
Audit-Related Fees	$12,000	$9,000
Tax Fees	$130,000	$150,000
All Other Fees	$—	$—

Total	$409,000	$333,000

        Audit Fees.    This category includes the annual audit of the Company's financial statements and review of the financial statements in the Company's quarterly reports.

        Audit-Related Fees.    This category consists primarily of fees for the audits of the Company's 401(k) plan.

        Tax Fees.    This category consists primarily of federal and state income and franchise tax return preparation services.

Audit Committee pre-approval policies and procedures.

        Under the Sarbanes-Oxley Act of 2002, the audit committee is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services preformed by the independent auditor in order to assure that the performance of such services does not impair the auditor's independence from the Company. The Audit Committee may pre-approve non-audit services up to predetermined cost limits without consideration of specific case-by-case services; or may require specific, case-by-case pre-approval; or may utilize a combination of the two approaches. Audit services will be subject to specific pre-approval of the Audit Committee. The Audit Committee will monitor the audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items. Audit-related services may be pre-approved generally or on a specific case-by-case basis, as deemed appropriate by the Audit Committee. Tax services, such as tax compliance and tax advice, may be pre-approved if determined to not impair the auditor's independence or constitute prohibited non-audit services as defined by the Securities and Exchange Commission. Tax services may be pre-approved generally to the extent that such services conform to the historical tax services provided by the independent auditor. Increases in the scope of such tax services will require specific, case-by-case pre-approval by the Audit Committee. Any other services provided by the independent auditors will be subject to specific, case-by-case pre-approval and will be evaluated to ensure that they do not constitute prohibited non-audit services or otherwise impair auditor independence.

        The Audit Committee reviewed and pre-approved all audit services and non-audit services performed by the independent auditor during the years ended December 31, 2003 and 2002.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote "FOR" the proposal to ratify Ernst & Young, LLP as the Company's independent auditors with respect to the fiscal year ending December 31, 2004.

PROPOSAL 3. APPROVAL OF THE AMENDMENT TO OPTION CARE'S AMENDED
AND RESTATED STOCK INCENTIVE PLAN (1997) TO INCREASE THE ANNUAL
GRANT OF NON-QUALIFIED STOCK OPTIONS TO ELIGIBLE NON-EMPLOYEE
DIRECTORS FROM 9,375 OPTIONS TO 10,000 OPTIONS.
(Proposal 3 on the Proxy Card)

        The Board recognizes that increased corporate governance regulations, specifically resulting from passage of the Sarbanes-Oxley Act of 2002, have placed increased responsibilities upon all directors of public companies. In addition, in its effort to successfully recruit and retain qualified and talented individuals to serve on the Board of Directors, the Board deems it appropriate to offer significant potential rewards, based upon Option Care's success, through the issuance of stock options. Therefore, the Board has recommended an amendment to Option Care's Amended and Restated Stock Incentive Plan (1997) (the "Plan") that would increase the annual grant of non-qualified stock options to each non-employee director from 9,375 options to 10,000 options.

1997 Amended and Restated Stock Incentive Plan

        The Plan has reserved for issuance upon the exercise of options an aggregate of 5,625,000 shares of the Company's common stock, of which 1,020,826 remain available for grant as of February 28, 2004.

The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") who will make discretionary grants of incentive awards, stock options, stock appreciation rights, or combinations thereof, to employees, including employees who are officers and directors of Option Care, non-employee directors and eligible vendors of the Company. As of December 31, 2003, there were three independent directors, four executive officers, 1,787 employees and no vendors eligible to participate in the Plan and approximately 700 actual participants in the Plan. Participants are eligible to participate in the Plan if the Committee determines that the participant has the capacity to contribute in substantial measure to the successful performance of the Company and that participation will serve as a valuable performance incentive. The Company will receive continued service by the participants as consideration for the grant of incentive awards, stock options and stock appreciation rights under the Plan. The complete text of the Plan is attached as Appendix A.

        All grants and awards under the Plan shall be evidenced by written agreements between the Company and the eligible recipients. The Committee may interpret the Plan and establish rules and regulations for the administration of the Plan, including, without limitation, the imposition of conditions with respect to competitive employment and provisions accelerating vesting or exercisability.

Incentive Awards

        Incentive awards, whether performance awards or fixed awards (each as described below), may be made to eligible recipients under the Plan in the form of cash, stock units, restricted shares of common stock or any combination of the foregoing.

        Performance awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with the actual amount, number or percentage to be determined by reference to the level of achievement of specific objectives over a performance period of one year to five years, as determined by the Committee.

        Fixed awards may be made which are not contingent on the performance of objectives, but are contingent on the recipient's continuing in the Company's employ for a period to be specified in the award, which period shall be one year to ten years from the date of the award.

Stock Options

        Options granted pursuant to discretionary grants may be non-qualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The selection of participants, allotment of shares, determination of price and other conditions of purchase of such options are currently determined by the Committee, in its sole discretion, with the exception of the annual grants to directors as defined in the Plan, which are subject to approval by vote of stockholders. Options granted under discretionary grants are exercisable for a period of up to ten years, except that incentive stock options granted to optionees who, at the time the option is granted, own stock representing greater than 10% of the voting power of all classes or series of stock of Option Care, are exercisable for a period of up to five years. The per share exercise price of incentive stock options granted pursuant to discretionary grants must be no less than 100% of the fair market value of the common stock on the date of grant, except that the per share exercise price of incentive stock options granted to optionees who, at the time the option is granted, own stock representing greater than 10% of the voting power of all classes of stock of Option Care, must be no less than 110% of the fair market value of the common stock.

        An option to purchase 30,000 shares of common stock shall automatically be granted to each non-employee director of the Company and that option grant shall be deemed effective as of the initial date that each non-employee director is first elected as a director of the Company at an annual meeting of the Company's stockholders held for the purpose of electing directors or appointed to the Company's Board. In addition, for each year that a non-employee director serves following his or her initial one-year term, an option to purchase 10,000 shares of common stock shall automatically be granted to that non-employee director and each option grant shall be deemed effective as of the date that such non-employee director begins his or her next annual term. Notwithstanding any other provision of the Plan relating to the discretion of the Committee to determine the terms of options granted under the Plan, each option granted to the non-employee directors (i) shall be granted with an exercise price equal to the fair market value on the date of grant, (ii) shall be a nonqualified stock option, and (iii) (A) with respect to the option granted to purchase 30,000 shares, shall vest in full immediately upon the date of grant and (B) with respect to the option granted to purchase 10,000 shares, shall vest upon the expiration of the one year term for which such non-employee director was elected.

        Options may be exercised during the optionee's continued employment with, or in the case of a vendor, engagement by, the Company or service on the Board, as the case may be, and for a period of 90 days following termination of such employment, engagement or service on the Board, or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company; provided, however, that if employment or engagement of the optionee by the Company or service on the Board, as the case may be, shall have terminated by reason of retirement at or after age 65 or total and permanent disability, then the option may be exercised for a period of one year following termination of employment, engagement or service on the Board, or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company, but in any event not after the expiration of the term of the option.

        Each option will be evidenced by an option agreement containing such terms and conditions consistent with the Plan that are approved by the Committee. Option agreements may provide for the exercise of an option in whole or in part from time to time during the term of the option, or in such installments and at such times as the Committee may determine. Options granted under the Plan are non-transferable, except in the event of death of an optionee (i) during employment, engagement or service on the Board, (ii) within one year after the retirement of the employee at or after age 65 or the employee's total and permanent disability or (iii) within ninety days after termination of employment, engagement or service on the Board for any other reason in which case outstanding options may be exercised by the optionee's representative during the remainder of the period during which the optionee could have exercised the options had he or she survived, but not less than ninety days after the optionee's death. No option may be exercised after the expiration of its term. The option exercise price is payable in full upon exercise of an option. No optionee has any of the rights or privileges of a stockholder of the Company with respect to shares issuable upon exercise of an option until certificates representing such shares have been issued and delivered to the optionee.

Stock Appreciation Rights ("SAR")

        Rights entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares of common stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights from the date of grant of the related stock option to the date of exercise, may be granted to such eligible directors, officers and other employees as may be selected by the Committee and approved by the Board. Such right shall not be exercisable unless it shall have been outstanding for at least six months, nor shall such right be exercisable more than ten years after the date of grant. Stock appreciation rights may be exercised during the individual's continued employment with, or engagement by, the Company or service on the Board, as the case may be, and for a period of ninety days following termination of employment or engagement or service, or such other period of time provided in a relevant employment or severance agreement between the individual and the Company, and only within the original term of the grant. Upon exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the fair market value of such number of shares as of the date of the grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or shares of common stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine.

Termination

        The Plan will terminate on April 11, 2007, the tenth anniversary of stockholder approval of the original Plan, unless sooner terminated by action of the Board. No further grants will be made under the Plan after termination, but termination will not affect the rights of any participant under any grants made prior to termination.

        The Board, in its sole discretion, may amend, change or modify the Plan in any manner as the Board shall deem advisable, except that no amendment may be made without stockholder approval if such amendment would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Section 422 of the Code or any other requirement of applicable law or regulation.

        Appropriate adjustments may be made by the Committee to the maximum number of shares to be issued under the Plan, the maximum number of shares to be issued pursuant to incentive awards and the number of shares subject to any option grant to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of the Plan.

Summary of Federal Income Tax Consequences of the Plan

        The following discussion summarizes the material federal income tax consequences of participation in the Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in the law. This discussion does not address state, local or foreign tax consequences.

        Incentive Stock Options.    An optionee will not recognize any income upon either grant or exercise of an incentive stock option, although the exercise may subject the optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time of exercise over the option price of the shares is included in income for purposes of the alternative minimum tax. The treatment of any gain realized upon sale or other disposition of the Company's common stock received upon exercise of an incentive stock option will depend on the holding period. If the optionee does not dispose of the stock received within either one year after the exercise of the incentive stock option or two years after grant, any gain realized upon disposition will be characterized as long-term capital gain. If this holding period requirement is not satisfied, such disposition will be a disqualifying disposition. In such a case, the portion of the gain realized on disposition equal to the excess of the fair market value of the shares at the time the incentive stock option was exercised over the option price will be ordinary income taxable as compensation in the year of disposition. The balance, if any, of the gain will be capital gain.

        The Company is entitled to a deduction with respect to an incentive stock option only in the taxable year of the Company in which a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

        Nonqualified Stock Options.    An optionee will not recognize any income upon either grant or vesting of a nonqualified stock option. Upon exercise of any part of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the then fair market value of the shares acquired, assuming the shares are freely transferable or are not subject to a substantial risk of forfeiture. If the shares are not freely transferable and are subject to a substantial risk of forfeiture, the shares will be considered "restricted shares." An optionee who receives restricted shares on exercise of a nonqualified stock option will not be subject to tax on exercise unless the recipient makes an election under Section 83(b) of the Code. Instead, such recipient will be subject to tax at ordinary income rates at the time of the expiration or earlier termination of a restriction period in an amount equal to the excess of the fair market value of the restricted stock at the time that the restriction period lapses or terminates over the option price. Any further gain on sale of the stock would be capital gain. If a holder makes an election under Section 83(b) of the Code, the holder will be subject to tax at ordinary income rates in an amount equal to the excess of the fair market value of the restricted stock at the date of option exercise over the option price. Any further gain on sale of the stock would be capital gain.

        In general, upon a subsequent disposition of shares, the optionee's basis for determining taxable gain or loss would be the amount paid for such shares plus the amount that was includable in the optionee's income. Any gain recognized on such disposition would generally be taxed as long-term or short-term capital gain depending on the length of time the optionee is deemed to have held these shares and the holding period in effect at the time.

        The Company will be entitled to a deduction for federal income tax purposes upon exercise of a nonqualified stock option in an amount equal to the ordinary income recognized by the optionee, provided that the deduction is not otherwise disallowed under the Code. The Company must withhold taxes from the optionee's compensation with respect to the ordinary income recognized by the optionee upon exercise.

        SARs.    The treatment of SARs is essentially the same as the treatment of the related options granted under the Plan.

        Restricted Shares.    The recipient of restricted shares will not be subject to tax upon its grant, unless the recipient makes an election under Section 83(b) of the Code. Assuming no election under Section 83(b) is made, the holder will be subject to tax at ordinary income rates at the time of the expiration or earlier termination of the restriction period in an amount equal to the excess of the fair market value of the restricted stock at the time that the restriction period lapses or terminates over the amount paid for the stock. Any further gain on sale of the stock will be capital gain. If a holder makes an election under Section 83(b) of the Code, the holder will be subject to tax at ordinary income rates based on the fair market value of the restricted stock at the date of grant. Any further gain on sale of the stock would be capital gain.

        The Company must withhold taxes and will be entitled to a deduction with respect to the amount of ordinary income recognized by the employee, unless otherwise disallowed under the Code.

        Cap on Company Deductions for Certain Compensation.    Under the Omnibus Reconciliation Act of 1993, certain compensation payments in excess of $1 million are subject to a cap on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the Company or any one of the other four highest paid executives. Certain performance-based compensation is not subject to the cab on deductibility. Stock options can qualify for this performance-based exception, but only if they are granted by the Compensation Committee, they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and stockholder and Board approval is obtained. The Company intends to administer the incentive stock option and nonqualified stock option portions of the Plan to comply with these performance-based criteria.

        Restricted shares do not satisfy the definition of performance-based compensation unless the granting or vesting of the restricted shares are based upon the attainment of specified performance goals.

Summary of Options Grants

        The table below sets forth projected amounts that will be received by or allocated to each of the referenced persons and groups under the Plan. Because the amount to be received by or allocated to officers, employee directors and other employees during the fiscal year ending December 31, 2004 is indeterminable at this time, the table sets forth the amounts that would have been received by the person or group if the Plan, as proposed to be amended, had been in effect during the fiscal year ended December 31, 2003. The amounts set forth below are not necessarily indicative of grants to such groups or individuals to be made in future years.

	PLAN BENEFITS
Name and Principal Position	Dollar Value($)(1)	Number of Shares Underlying Outstanding Options
Rajat Rai Chief Executive Officer & Director	$—	—
Joesph P. Bonaccorsi Senior Vice President, Secretary and General Counsel	$166,125	37,500
Bruce Kutinsky Executive Vice President, Specialty Pharmacy	$—	—
Paul Mastrapa Chief Financial Officer	$443,000	100,000
Richard Smith President and Chief Operating Officer	$1,329,000	300,000
Executive Officers as a group (5 persons)(2)	$1,938,125	437,500
Non-Executive Directors as a group (5 persons)(3)	$177,200	40,000
Non-Executive Officer Employee Group (112 persons)	$1,835,164	438,500

(1)
The dollar value of plan benefits is based on the fair value of the number of shares underlying options as calculated using the Black-Scholes option pricing model.

(2)
Executive Officers consist of Messrs. Rai, Bonaccorsi, Kutinsky, Mastrapa and Smith.

(3)
Non-Executive Directors consist of Messrs. Abramowitz, Hussey, and Sheldon and Drs. Henikoff and Kapoor. Pursuant to terms contained in the Amended and Restated Stock Incentive Plan (1997), Dr. Kapoor is not eligible to receive the annual grant of options that is available to non-employee directors.

Recommendation of the Board of Directors

        The Board of Directors recommends that stockholders vote "FOR" the proposal to amend the Plan to increase the annual grant of stock options to the Company's non-employee directors from 9,375 options to 10,000 options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2003, except that one Form 4 filing on behalf of Jerome Sheldon for a transaction completed during the year ended December 31, 2003 was filed late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company and EJ Financial Enterprises, Inc. ("EJ"), which is 100% owned by Dr. John N. Kapoor, Chairman of the Board and Chief Executive Officer of the Company, have entered into a consulting agreement dated as of January 1, 1991, pursuant to which EJ provides independent consulting services to the Company. Per an amendment effective October 1, 1999, EJ receives an annual fee of $175,000, paid monthly, for ongoing consulting services. Either party may terminate the agreement on January 1st of any year. EJ provides consulting principally on strategic corporate objectives and operations, including sales and marketing strategies, growth strategies and acquisition opportunities of the Company.

        During 2003, the Company obtained legal services with an aggregate value of approximately $307,000 from McGuire Woods LLP (formerly Ross & Hardies). Mary Clare Bonaccorsi, the wife of Joseph Bonaccorsi, the Company's Senior Vice President, Secretary and General counsel, was a partner at McGuire Woods LLP throughout 2003. By agreement of the parties, Ms. Bonaccorsi is not to devote substantive attention to, or represent the Company in, any matter without the prior approval of our Board of Directors.

STOCKHOLDER PROPOSALS

        Proposals that stockholders intend to present at the 2005 Annual Meeting of Stockholders are due by December 12, 2004 for inclusion in the Company's Proxy Statement relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement in accordance with regulations governing the solicitation of proxies.

        The Company's By-Laws provide that stockholder proposals that do not appear in the Proxy Statement may be considered at a meeting of stockholders only if written notice of the proposal is received by the Secretary of the Company not less than 60 days and not more than 90 days before the anniversary of the prior years' Annual Meeting; provided, however, that, in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any such notice of a stockholder proposal by a stockholder to the Secretary of the Company must be accompanied by (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address of the stockholder who intends to present the proposal for a vote, (c) the class and number of shares of the Company's common stock which are beneficially owned by the stockholder, and (d) a description of any material interest of the stockholder in such business.

ANNUAL REPORT

        The Annual Report to Stockholders for the year ended December 31, 2003 has been mailed simultaneously to the stockholders of the Company. This Annual Report includes a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (excluding certain exhibits).

        Additional copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (excluding exhibits), may be obtained by any stockholder, without charge, upon written request to Paul Mastrapa, Senior Vice President and Chief Financial Officer, Option Care, Inc., 485 E. Half Day Road, Suite 300, Buffalo Grove, Illinois

60089. The Company's Annual Report on Form 10-K for the year ended December 31, 2003 is also available through the Company's web site, www.optioncare.com.

SOLICITATION AND EXPENSES OF SOLICITATION

        The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail. Proxies may also be solicited by officers and regular employees of the Company and its subsidiaries, personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

OTHER MATTERS

        Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. Should any other matters properly come before the meeting, the persons named in the proxy intend to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors. Joseph P. Bonaccorsi Senior Vice President, General Counsel and Secretary

April 12, 2004
Buffalo Grove, Illinois

Appendix A

OPTION CARE, INC.
AMENDED AND RESTATED
STOCK INCENTIVE PLAN
(1997)

I.    GENERAL

        1.    Plan.    To provide incentives to employees of Option Care, Inc., a Delaware Corporation (the "Company"), or its subsidiary corporations, members of the Board of Directors of the Company (the "Board") and other persons who provide services to the Company or its subsidiary corporations on a regular and substantial basis ("vendors") through rewards based upon the ownership and performance of the common stock of the Company, the Committee, hereinafter designated, may grant incentive awards, stock options, stock appreciation rights, or combinations thereof, to eligible officers and other employees and vendors on the terms and subject to the conditions stated in this Plan. In addition, members of the Board other than John N. Kapoor ("Directors") are or may be granted options on the terms and subject to the conditions set forth in this Plan. References hereinafter to employment by or the provision of services to the Company shall include references to its subsidiary corporations within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). All employees, officers, Directors and vendors eligible to receive grants or awards under this Plan shall be collectively referred to herein as "Eligible Recipients."

        2.    Eligibility.    Officers and other employees of the Company and its subsidiaries, and vendors, shall, upon selection by the Committee, be eligible to receive incentive awards, stock options or stock appreciation rights, either singly or in combination, as the Committee, in its discretion, shall determine. Directors shall receive stock options on the terms and subject to the conditions stated in this Plan.

        3.    Shares to be Issued.    The maximum number of shares of common stock, par value $0.01 per share of the Company ("Common Stock"), to be issued pursuant to all grants made under the Plan shall be 5,625,000. The number of shares of Common Stock that may be issued or transferred under this Plan upon the exercise of awards that qualify as incentive stock options may not exceed a maximum of 75,000 shares. The number of shares of Common Stock that may be issued or transferred under this Plan upon the exercise of awards that qualify as nonqualified stock options, shares of restricted stock or stock appreciation rights, may not exceed a maximum of 5,550,000 shares. Shares awarded pursuant to grants which, by reason of the expiration, cancellation or other termination of the grants prior to issuance, are not issued, shall again be available for future grants. Shares of Common Stock to be issued may be authorized and unissued shares, treasury stock or a combination thereof.

        4.    Administration of the Plan.    The Plan shall be administered by a committee designated by the Board (the "Committee"). No member of the Committee shall be eligible to participate in, or within one year prior to appointment to the Committee (but disregarding any participation or eligibility for participation during any period of time before the initial registration statement under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of the Company or any of its affiliates becomes effective) shall have participated in or shall have been eligible to participate in, this Plan or any other stock purchase, incentive award, stock option, stock appreciation rights or other stock incentive plan of the Company, except as provided in Article III, Section l(b). The Committee shall, subject to the terms of the Plan establish selection guidelines, select officers and other employees, directors and vendors for participation, and determine the form of grant, either as an incentive award, stock option or stock appreciation rights or combination thereof, determine the form of stock option, the number of shares subject to the grant, the fair market value of the Common Stock when necessary, the time and conditions of vesting or exercise, and all other terms and conditions of the grant. All grants and awards under this Plan shall be evidenced by written agreements ("Option Agreements") between the Company and the participants and no such grant or award shall be valid until so evidenced. The Committee may interpret the Plan and establish rules and regulations for the administration of the Plan, including without limitation, the imposition of conditions with respect to competitive employment and provisions accelerating vesting or exercisability, not inconsistent with or conflicting with the terms of the Plan. All such rules, regulations, and interpretations relating to the Plan adopted by the Committee shall be conclusive and binding on all parties. The foregoing notwithstanding, neither the Board nor the Committee shall have any discretion to alter the number of shares subject to stock options granted to directors pursuant to Article 3, Section l(b) or the terms or conditions under which such shares are granted except as provided in Article I, Section 5.

        5.    Adjustments for Changes in Capitalization.    Appropriate adjustments shall be made by the Committee in the maximum number of shares to be issued under the Plan, the maximum number of shares to be issued pursuant to incentive awards and in the number of shares the subject of any option grant, to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of the Plan and its amendment and restatements, as applicable.

        6.    Effective Date and Term of Plan.    The Plan as amended and restated shall be submitted to the stockholders of the Company for approval and if approved shall become effective on the date thereof (the "Effective Date"). The Plan shall terminate ten years thereafter, unless terminated earlier by action of the Board. No further grants shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants made prior to termination.

        7.    Amendments.    The Board, in its sole discretion, may amend, change or modify this Plan in such respects as the Board shall deem advisable, provided, however, that no amendment may be made without stockholder approval if such amendment would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act (as such Rule 16b-3 may be amended or applicable from time to time), Section 422 of the Code (with respect to increasing the total number of shares of Common Stock that may be issued or transferred pursuant to the second sentence of Article I, Section 3 upon the exercise of options which are intended to qualify as incentive stock options) or any other requirement of applicable law or regulation (collectively, "Applicable Law").

        8.    Certain Transfer Restrictions.    Certain restricted stock awards may contain restrictions on an Eligible Recipient's ability to sell, transfer or dispose of such shares of restricted stock and those restrictions shall be set forth in the respective restricted stock agreement governing such grant.

        9.    Change of Control.    Subject to the requirement of Article III, Section 2 hereof that an option must be held by an Eligible Recipient for at least one year before becoming vested with such Eligible Recipient, upon a Change of Control any other vesting period shall end and all otherwise unvested options shall become immediately exercisable. For these purposes, a "Change of Control" shall mean the occurrence of any of the following events:

          (a)   a merger, consolidation or reorganization of or involving the Company, in which the Company does not survive as an entity independent of other parties to such merger, consolidation or reorganizations;

          (b)   a sale of all or substantially all of the assets of the Company; or

          (c)   the date on which the individuals who are members of the Board as of the Effective Date, cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Company's stockholders, of any new director or directors was approved by a vote of a majority of the Board, in which case such new director or directors shall, for purposes of this Plan, be considered a member or members of the Board.

        10.    No Rights as a Stockholder.    No stock option or award granted under this Plan shall entitle the Eligible Recipient to any dividend, voting or other right of a stockholder unless and until the date of issuance of the shares that are the subject of such option or award, free of all applicable restrictions.

        11.    Continued Employment or Services.    None of the Plan, participation in the Plan or any action by the Board or Committee taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

        12.    Additional Provisions.

          (a)    Additional Option and/or Award Provisions.    The Board or Committee may, in its sole discretion, include additional provisions in any option or award granted under the Plan, including, without limitation, restrictions on transfer, repurchase rights, or commitments (i) to pay cash bonuses, (ii) to make, arrange for or guaranty loans, or (iii) to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board or Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

          (b)    Acceleration.    The Board or Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised; or (ii) extend the dates during which all or any particular option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Applicable Law (as defined in Article I, Section 7).

II. INCENTIVE AWARDS

        1.    Form of Award.    Incentive awards, whether Performance Awards or Fixed Awards (as described below), may be made to Eligible Recipients in the form of (i) cash, whether in an absolute amount or as a percentage of compensation, (ii) stock units, without power to vote and without the entitlement to current dividends, (iii) shares of Common Stock issued to the Eligible Recipient but forfeitable and with restrictions on transfer in any form as hereinafter provided or (iv) any combination of the foregoing. In addition, in the Committee's discretion, the Company may satisfy all or any part of its obligation under an incentive award payable in cash by delivering shares of Common Stock with a then "Fair Market Value" equal to the amount of such obligation or such part thereof. For purposes of this Plan, "Fair Market Value" shall be as established in good faith by the Board or Committee or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

        2.    Performance Awards.    Performance Awards may be made in terms of a stated potential maximum dollar amount, percentage or compensation, or number of units or shares, with such actual amount, percentage and number to be determined by reference to the level of achievement of corporate, group, division, individual or other specific objectives over a performance period of not less than one year nor more than five years, as determined by the Committee. No rights or interests of any kind shall be vested in an individual receiving a Performance Award until the conclusion of the performance period and the determination of the level of achievement specified in the award. The vesting period, if any, for a Performance Award shall be as specified in the applicable award or Option Agreement.

        3.    Fixed Awards.    Fixed Awards may be made which are not contingent on the performance of objectives, but are contingent on the recipient's continuing in the Company's employ for a period to be specified in the award, which period shall be not less than one year nor more than ten years from the date of award.

        4.    Rights with Respect to Restricted Shares.    If shares of restricted Common Stock are issued pursuant to an Incentive Award, the recipient shall have the right to vote the shares and to receive dividends thereon from the date of issuance, unless and until forfeited.

        5.    Rights with Respect to Stock Units.    If stock units are credited to a recipient pursuant to an Incentive Award, amounts equal to dividends otherwise payable on a like number of shares of Common Stock after the crediting of the units shall be credited to an account for the recipient and held until the award is forfeited or paid out. Interest shall be credited on the account annually at a rate equal to the return on five year U.S. Treasury obligations.

        6.    Vesting and Resultant Events.    At the time an Incentive Award vests, the award, if in stock units, shall be paid to the recipient either in shares of Common Stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee shall determine, and the recipient's account to which dividends and interest have been credited shall be paid in cash. Shares of restricted Common Stock issued pursuant to an award shall, at the time of vesting, be released from the restrictions.

III. STOCK OPTIONS FOR OFFICERS,
OTHER EMPLOYEES, VENDORS AND DIRECTORS

        1.    Grants of Options.

          (a)    Discretionary Grants.    The Board or Committee shall have the authority, in its sole discretion, to determine the type or types of awards to be made under the Plan. Such awards may consist of incentive stock options and/or nonqualified stock options. Options may be granted singly or in combination. Notwithstanding the foregoing, no Eligible Recipient may receive in any single calendar year, an option grant to purchase more than 600,000 shares of Common Stock. Notwithstanding the foregoing, option grants to any Independent Director (as defined below) shall be made exclusively pursuant to Article III, Section 1(b) below.

          (b)    Formula Grants.    An option to purchase 30,000 shares of Common Stock shall automatically be granted to each Director (as defined in Article I, Section 1 above) of the Company who is not also an officer or employee of the Company (an "Independent Director") and each such option grant shall be deemed effective as of the initial date that each such Independent Director is first elected as a director of the Company at an annual meeting of the Company's stockholders held for the purpose of electing directors or appointed to the Company's Board. In addition, for each year that an Independent Director serves following the initial one-year term of such Director, an option to purchase 10,000 shares of Common Stock shall automatically be granted to each Independent Director and each such option grant shall be deemed effective as of the date that such Independent Director begins his or her next annual term. Notwithstanding any other provision of this Plan relating to the discretion of the Board or Committee to determine the terms of options granted pursuant hereto, each option granted pursuant to this section (i) shall be granted with an exercise price equal to the Fair Market Value on the date of grant, (ii) shall be a nonqualified stock option, and (iii) (A) with respect to the option granted to purchase 30,000 shares, shall vest in full immediately upon the date of grant and (B) with respect to the option granted to purchase 10,000 shares, shall vest upon the expiration of the one year term for which such Independent Director was elected.

        2.    Terms of Options.

          (a)   Except as otherwise provided in Section 1(b)(iii)(A) above, no option shall be exercisable earlier than one year, nor more than ten years after the date of grant. Subject to the preceding sentence, the exercisability of an option may be conditioned upon the achievement of performance goals established by the Committee.

          (b)     (i) The per share option price under incentive stock options shall be not less than 100% of, and the per share option price under options granted to directors shall be 100% of, the fair market value of a share of Common Stock at the time the option is granted, provided, however, that if at the time an option designated as and intended to be an incentive stock option is otherwise to be granted pursuant to the Plan, the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) shares of Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any within the meaning of Section 422(b) of the Code), then the option price shall be not less than 110% of the fair market value of the Common Stock as of the date the option is granted, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date the option is granted.

             (ii)  To the extent the aggregate Fair Market Value (determined as of the date of grant) of Common Stock with respect to which incentive stock options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a nonqualified stock option. In the event the Eligible Recipient holds two or more such options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such options are granted.

            (iii)  Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted incentive stock options. For purposes of this section, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

            (iv)  To qualify for incentive stock option tax treatment, an option designated as an incentive stock option must be exercised within 90 days after termination of employment for reasons other than death, except that, in the case of termination of employment due to disability, such option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the recipient's reemployment rights are guaranteed by statute or contract. "Total and permanent disability" shall mean a mental or physical impairment of the Eligible Recipient that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Eligible Recipient to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total and permanent disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Board or Committee.

             (v)  In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, the Eligible Recipient must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the incentive stock option and one year from the date of exercise. An Eligible Recipient may be subject to the alternative minimum tax at the time of exercise of an incentive stock option. The Board or Committee may require an Eligible Recipient to give the Company prompt notice of any disposition of shares acquired by the exercise of an incentive stock option prior to the expiration of such holding periods.

          (c)   The Board or Committee shall establish and set forth in each instrument that evidences an option the time at which or the installments in which the option shall vest and become exercisable, which provisions may be waived by the Board or Committee at any time. To the extent that the right to purchase shares has accrued thereunder, an option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Board or Committee, setting forth the number of shares with respect to which the option is being exercised and accompanied by payment in full as described in subsection (d) below. The Board or Committee may determine at any time that an option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

          (d)   The exercise price for shares purchased under an option shall be paid in full to the Company by delivery of consideration equal to the product of the option exercise price and the number of shares purchased. Such consideration must be paid in cash or, unless the Board or Committee in its sole discretion determines otherwise, either at the time the option is granted or at any time before it is exercised, a combination of cash and delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this section, by such other consideration as the Board or Committee may permit.

          (e)   Options may be exercised during the individual's continued employment with, or in the case of a vendor, engagement by, the Company or service on the Board, as the case may be, and for a period of 90 days following termination of such employment, engagement or service on the Board (or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company) and only within the original term of that option; provided, however, that if employment of the optionee by the Company or service on the Board, as the case may be, shall have terminated by reason of retirement at or after age 65 ("Retirement") or total and permanent disability, then the option may be exercised for a period not in excess of one year following such termination of employment or service on the Board (or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company), but in any event not after the expiration of the term of the option. If and to the extent the Committee may, in its discretion, determine the change in an option holder's status from an employee to a vendor, or the transfer of an individual from the employment or engagement or vice versa, the Company or its subsidiaries to the employment or engagement of any affiliate of the Company shall not be treated as a termination of employment or engagement by the Company. The status of another entity as an affiliate of the Company shall be determined by the Committee.

          (f)    Options shall not be transferable, except that in the event of the death of an optionee (i) during employment, engagement or service on the Board, as the case may be, (ii) within a period not in excess of one year after termination of employment or service on the Board, as the case may be, by reason of Retirement or total and permanent disability or (iii) within 90 days after termination of employment, engagement or service on the Board, as the case may be, for any other reason, outstanding options may be exercised by the executor, administrator or personal representative at such deceased optionee during the remainder of the period during which the optionee could have exercised the option had he survived, but not less than 90 days after the death of such optionee.

        3.    Withholding Tax.    An option may provide that the optionee may elect to deliver to the Company (or authorize the Company to retain from the shares purchased upon exercise of such option) whole shares of Common Stock to satisfy the Company's obligation, if any, to withhold federal, state and local income tax required to be withheld in respect of such exercise, provided, however, that in the case of an optionee who is an executive officer or director of the Company (within the meaning of Section 16 of the Securities Exchange Act of 1934), such election may not be made during the six-month period beginning on the date of grant of such option and must be made either (i) at least six months prior to the date on which the amount of such withholding tax is determined, (ii) during the ten business day period beginning on the third business day following each release of the Company's quarterly or annual summary of sales and earnings, or (iii) in advance of such ten business day period to be effective within such ten business day period. Any such election shall be irrevocable, but subject to disapproval by the Committee.

IV. STOCK APPRECIATION RIGHTS

        1.    Grants.    Rights entitling the grantee to receive cash or shares of Common Stock having a Fair Market Value equal to the appreciation in market value of a stated number of shares of Common Stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights, from the date of grant of the related stock option to the date of exercise, may be granted to such eligible officers and other employees as may be selected by the Committee and approved by the Board.

        2.    Terms of Grant.    Such rights may be granted in tandem with or with reference to a related stock option, in which event the grantee may elect to exercise either the option or the right, but not both, as to the same shares of Common Stock subject to the option and the right, or the right may be granted independently of a related stock option. In either event, the right shall not be exercisable unless it shall have been outstanding for at least 6 months nor shall such right be exercisable more than ten years after the date of grant. Stock appreciation rights shall not be transferable, except that in the event of the death of a grantee such right shall be exercisable by the same persons and for the same period of time as the related option. Stock appreciation rights may be exercised during the individual's continued employment with the Company and for a period of 90 days following termination of employment or engagement (or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company), as the case may be, and only within the original term of that grant; provided, however, that if employment of the grantee by the Company and its subsidiaries shall have terminated by reason of the grantee's death, Retirement or total and permanent disability, or if the grantee dies after termination of employment on account of such retirement or disability, then such right shall be exercisable by the same persons and for the same period of time as the related option. If and to the extent the Committee may, in its discretion, determine the change in an option holder's status from an employee to a vendor, or the transfer of an individual from the employment or engagement or vice versa, the Company or its subsidiaries to the employment or engagement of any affiliate of the Company shall not be treated as a termination of employment or engagement by the Company. The status of another entity as an affiliate of the Company shall be determined by the Committee.

        3.    Payment on Exercise.    Upon exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of Common Stock having a Fair Market Value equal to such excess or in such combination thereof as the Committee shall determine.

OPTION CARE, INC.

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INTERNET www.proxyvoting.com/xxx		OR		TELEPHONE 1-888-426-7035	OR		MAIL
•	Go to the website listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Enter your Control Number located above your name and address.		•	Enter your Control Number above your name and address.		•	Return your proxy card in the postage paid envelope provided.
•	Follow the simple instructions on the website.		•	Follow the simple recorded instructions.

            Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

\*/    DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE    \*/

The Board of Directors HAS PROPOSED AND recommends a vote "for" THE FOLLOWING:

1.        ELECTION OF DIRECTOR

☐	FOR the nominee listed below (except as marked below)	☐	WITHHOLD AUTHORITY to vote for the nominee listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
        FOR TERM EXPIRING IN 2007:

    Nominee:    01 Jerome F. Sheldon.

2.	Proposal to ratify the appointment of Ernst & Young LLP to act as independent auditors of Option Care for the fiscal year 2004.						This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" THE NAMED NOMINEE FOR DIRECTOR and "FOR" all other proposals or otherwise in accordance with the recommendation of the Board of Directors.
	☐	FOR	☐	AGAINST	☐	ABSTAIN	The undersigned acknowledges receipt of the 2003 Annual Report of the Stockholders, the Notice of the 2004 Annual Meeting and the Proxy Statement.
3.	Proposal to approve the amendment to Option Care's 1997 amended and restated stock incentive plan, which would increase the annual grant of non-qualified stock options to non-employee directors from 9,375 options to 10,000 options.
	☐	FOR	☐	AGAINST	☐	ABSTAIN	☐	Please check this box if you plan to attend the meeting in person.
							Dated:	, 2004
Signature [Please sign exactly as name appears hereon.]
Signature [Please sign exactly as name appears hereon.]

Joint owners should each sign personally. If stockholder is a corporation, please sign full corporate name by the President or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. Executors, trustees, officers, etc., should indicate their titles when signing.
YOUR VOTE IS IMPORTANT.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please Detach Here

\*/    You Must Detach This Portion of the Proxy Card    \*/
Before Returning it in the Enclosed Envelope

\*/    DETACH PROXY CARD HERE\*/

PROXY

        OPTION CARE, INC.

This Proxy is Solicited on Behalf of the Board of Directors
For the Annual Meeting of Stockholders to be held May 11, 2004

        The undersigned stockholder of Option Care, Inc. hereby appoints Rajat Rai and Joseph Bonaccorsi proxies, with full authority, which may be exercised by either one or both of them, with power of substitution to vote all shares of the common stock of Option Care which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Option Care to be held at the Company's Corporate Offices, 485 E. Half Day Road, Suite 300, Buffalo Grove, Illinois, at 10:00 a.m., local time, on Tuesday, May 11, 2004 (the "Meeting"), and at any adjournment thereof as follows:

A.
as directed herein with respect to each of the proposals identified below; and

B.
in their discretion with respect to any other business that may properly come before the Meeting.

        By delivery of this proxy, the undersigned stockholder hereby revokes all proxies previously given by the undersigned with respect to the shares of common stock covered hereby.

        A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

QuickLinks

GENERAL
PROPOSAL 1. ELECTION OF DIRECTORS (Proposal 1 on the Proxy Card)
INFORMATION CONCERNING OFFICERS AND DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 2 on the Proxy Card)
PROPOSAL 3. APPROVAL OF THE AMENDMENT TO OPTION CARE'S AMENDED AND RESTATED STOCK INCENTIVE PLAN (1997) TO INCREASE THE ANNUAL GRANT OF NON-QUALIFIED STOCK OPTIONS TO ELIGIBLE NON-EMPLOYEE DIRECTORS FROM 9,375 OPTIONS TO 10,000 OPTIONS. (Proposal 3 on the Proxy Card)
1997 Amended and Restated Stock Incentive Plan
Summary of Options Grants
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
SOLICITATION AND EXPENSES OF SOLICITATION
OTHER MATTERS
OPTION CARE, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN (1997)
I. GENERAL
II. INCENTIVE AWARDS
III. STOCK OPTIONS FOR OFFICERS, OTHER EMPLOYEES, VENDORS AND DIRECTORS
IV. STOCK APPRECIATION RIGHTS